Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Milacron Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	31-1062125 (I.R.S. Employer Identification No.)

2090 Florence Avenue
Cincinnati, Ohio 45206
513-487-5000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

Milacron Inc. Performance Dividend and Savings Plan
(Full Title of the Plan)

Hugh C. O'Donnell
Vice President-General Counsel and Secretary
Milacron Inc.
2090 Florence Avenue
Cincinnati, Ohio 45206
(513) 487-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      This registration statement was filed for the purpose of registering shares of Common Stock, par value $1, of Milacron Inc. which might be issued pursuant to the Milacron Inc. Performance Dividend and Savings Plan (the "Performance Plan"). Effective on December 31, 2000, the Performance Plan was merged into the Milacron Inc. Retirement Savings Plan (the "Savings Plan"). This post-effective amendment to the registration statement is being filed to reflect that 766,108 shares of Common Stock, par value $1, registered under this registration statement which were not issued pursuant to the Performance Plan prior to the merger are being moved, in accordance with interpretation #90 in the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations, and added to a registration statement on Form S-8 being filed by Milacron Inc. with the Securities and Exchange Commission pursuant to Instruction E to Form S-8 concurrently with this amendment to register one additional share with respect to the Savings Plan. The new registration statement adds to the shares previously registered for issuance pursuant to the Savings Plan under registration statements number 33-33623 and 333-90705.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on this 7th day of December, 2001.

Milacron Inc.

By:	/s/Robert P. Lienesch

Robert P. Lienesch Vice President - Finance and Chief Financial Officer